AMENDED SCHEDULE A
                            DATED NOVEMBER 20, 2013
                                     TO THE
                     EXPENSE WAIVER REIMBURSEMENT AGREEMENT
                           DATED MAY 5, 2008 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                         FROST INVESTMENT ADVISORS, LLC


FUND                                                  VOLUNTARY FEE WAIVER

Frost Municipal Bond Fund                                    0.10%


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                               AMENDED SCHEDULE B
                            DATED NOVEMBER 20, 2013
                                     TO THE
                     EXPENSE WAIVER REIMBURSEMENT AGREEMENT
                           DATED MAY 5, 2008 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                         FROST INVESTMENT ADVISORS, LLC



                       EXPENSE LIMIT AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS


FUND                                   CLASS A               INSTITUTIONAL CLASS

Frost Municipal Bond Fund               1.30%                       1.05%